EXHIBIT 10.66

                                    AGREEMENT

THIS AGREEMENT is entered into as of this 30th day of March , 1995, by and between SHERMAN OAKS HOSPITAL AND HEALTH CENTER, ("Hospital") and OPTIMUMCARE(R) CORPORATION ("Manager"), a Delaware Corporation.


                                    RECITALS

         A. Hospital operates an acute care facility in Sherman Oaks, California and desires to develop an outpatient Partial Hospitalization Program (the "Out-Patient Program") for the treatment of psychiatric disorders, and

         B. Manager is in the business of providing management services for the treatment of patients with psychiatric disorders; and

         C. Hospital desires to retain Manager, and Manager desires to be retained, to provide the services described herein; and

         D. Hospital will provide (subject to the provisions of this Agreement) appropriate program and office space for the use of this Out-Patient Program during the term of this Agreement.

         THEREFORE, it is mutually agreed as follows:

         1.       DEFINITIONS

                  (a) "Confidential Information" of the Manager shall mean all documents and other materials provided by Manager not available through sources in the public domain. Manager's documents and other materials may include, but are not limited to, memoranda, manuals, handbooks, production books and audio and visual recordings, which contain information relating to the Out-Patient Program (including written materials distributed to Out-Patient Program patients or for promotion of the Out-Patient Program); and all models, techniques, formulations and procedures used to provide psychiatric services to Program patients.

                  (b) "Employee Benefits" shall include, by way of illustration and not limitation, the employer's contribution under the Federal Insurance Contributions Act, unemployment compensation and related insurance, payroll and other employment taxes, pension and retirement plan contributions, worker's compensation and related insurance, group life, health, disability and accident insurance, severance and other benefits.

                  (c) A "Patient Day" shall be deemed to exist with each out-patient visit to the Out-Patient

                           Program

                  (d) "Out-Patient Program" shall mean the out-patient partial hospitalization psychiatric program managed by Manager at the Hospital.

         2.       TERM

                  (a) This Agreement shall have an initial term commencing on March 30, 1995 and terminating March 29, 1998.

                  (b) Termination provisions are in Section (10) of this Agreement.

         3.       COVENANTS OF HOSPITAL

                  Hospital will:

                  (a) Furnish necessary and identified program space and provide support, ancillary, and standard out-patient services to Out-Patient Program patients, including available diagnostic facilities as directed by each Out-Patient Program patient's attending physician.

                           Medical treatment shall be provided as directed only by physicians duly licensed to practice medicine by the State of California and who are appointees to the Hospital medical staff with appropriate privileges. Hospital will cooperate with Manager in providing appropriate program space for a capacity of at least thirty (30) chairs.

                  (b) Provide support activities including: i) maintenance of or installation of carpet and decorating of patient treatment areas as needed; ii) (a) dietary service for patients, (b) housekeeping services for patients and Manager's offices at the Hospital, (c) utilities for patient areas and Manager's offices at the Hospital, (d) staff offices, furniture, clerical support and office supplies, (e) daily patient transportation within the normal primary service area, (f) services of a nutritionist, (g) psychiatric registered nurse; and iii) other services customarily provided in the ordinary course of business to Hospital's patients (e.g. record keeping, etc.).

                  (c) Charge and collect all Out-Patient Program charges due from Out-Patient Program patients or third party payors.

                  (d) Staff the Out-Patient Program with qualified personnel in accordance with the Staffing Table (Exhibit A) and be solely liable to those personnel who are Hospital employees for their wages, compensation and employee benefits. Nursing staff will be supervised by inpatient head nurse. Hospital personnel shall comply with the Out-Patient Program policies and procedures as mutually agreed upon in writing by Hospital and Manager. Hospital shall not, without Manager's prior written consent (which shall not be unreasonably withheld), deviate, change or otherwise decrease the agreed staffing of the Staffing Table (Exhibit A).

                  (e) Provide to Manager's Out-Patient Program staff such appropriate pre-employment and periodic diagnostic and health screening procedures as are customarily provided by Hospital for Hospital employees.

                  (f) Maintain accreditation by the Joint Commission on Accreditation of Healthcare Organizations and pay all related fees.

                  (g) Provide Manager's employees and contracted personnel with copies of all relevant Policies and Procedures, as amended from time to time.

                  (h) Indemnify, save harmless, and defend Manager from all claims and liability and expenses (including reasonable attorney's fees) arising solely from the negligence of or breach of this Agreement by Hospital or its employees or contracted personnel.

                  (i) Provide admissions and billing services. It is further understood that Hospital may deny admission to a patient who, in its opinion, is not financially qualified to meet financial obligations.

                  (j) Provide appropriate Utilization Review and Quality Assessment services for all Out-Patient Program patients.

                  (k) Allow Manager, if needed and available, to lease social workers to service the Out-Patient Program at such rate as the parties may agree upon in writing.

                  (l) Maintain professional and comprehensive general liability insurance for itself and its employees and contracted personnel in an amount not less than $5,000,000 per occurrence or claim and whenever reasonably requested provide Manager with a certificate from the insurer stating that such insurance is in effect and which also states that Manager will be given at least ten (10) days advance written notice of any cancellation, non-renewal, or changes in policy limits, deductible, or co-insurance. Any deductible or co-insurance or aggregate limits shall be subject to Managers approval which shall not be unreasonably withheld. Manager agrees that $100,000 is an acceptable deductible or co-insurance. Hospital shall use reasonable efforts to maintain "tail" coverage if necessary for any terminated "claims made" policy so as to apply to any of its acts or omissions which occur during the term of this Agreement until the expiration of any applicable statute of limitation but not to exceed seven (7) years.

                  (m) As a condition precedent to this Agreement, obtain appropriate California state license to operate the Out- Patient Program.

                  (n) Contract with a physician who has appropriate privileges on the medical staff of the Hospital to be the Out-patient Program Medical Director.

         4.       COVENANTS OF MANAGER

                  Manager will do the following at its own cost and expense:

                  (a) Provide specialized management, Out-Patient Program development and marketing for the care and treatment of the Out-Patient Program's patients.

                  (b) Out-Patient Program management and direction will be provided by OptimumCare Corporation's Out-Patient Program Director.

                  (c) Provide the following: (i) Partial Hospitalization Coordinator; (ii) Social Services; (iii) Psychological Services; (iv) Occupational Therapy/Activities Services; (v) Medical Director (who shall be a physician duly licensed in the state wherein the Hospital is situated and shall be required to fulfill the requirements to be admitted as a member of the Hospital's medical staff) and other professional counseling staff as needed to provide for the professional counseling of Out-Patient Program patients and to adequately supervise and operate the Out-Patient Program. All such personnel shall be subject to Hospital approval. Such personnel shall not be deemed employees or contracted personnel or borrowed servants of Hospital. Manager shall have full responsibility for their wages, compensation and employee benefits and acts or omissions and shall indemnify, save harmless and defend Hospital from all claims and liability expenses (including reasonable attorneys' fees) arising from any claims, actions, causes of actions, damages or settlements with respect to any of the foregoing.

                  (d) Assist Hospital in its screening, interviewing, and selecting of employees for the Out-Patient Program staff.

                  (e) Provide Out-Patient Program orientation and training for all appropriate personnel.

                  (f) Indemnify, save harmless, and defend Hospital from all claims and liability and expenses (including reasonable attorney's fees) (1) arising solely from the negligence of or breach of this Agreement by Manager or its employees or contracted personnel or
                           (2) arising out of Hospital negligence if the sole basis for any such negligence consists of entering into this Agreement with Manager, failing to properly supervise, monitor, or oversee Manager or its employees or agents, or failing to properly review or act upon its review of the qualifications of Manager or its employees or contracted personnel.

                  (g) Consult, manage and support the Out-Patient Program treatment team's effort to provide quality psychiatric treatment while maintaining prudent control of patient length of stay.

                  (h) Maintain professional and comprehensive general liability insurance for itself and its employees and contracted personnel in an amount not less than $5,000,000 per occurrence or claim and whenever reasonably requested provide Hospital with a certificate from the insurer stating that such insurance is in effect and which also states that Hospital will be given at least ten (10) days advance written notice of any cancellation, non-renewal, changes in policy limits, deductible, or co-insurance or aggregate limits. Any deductible or co-insurance or aggregate limits shall be subject to Hospital's approval which shall not be unreasonably withheld.

                           Hospital agrees that $100,000 is an acceptance deductible or co-insurance. Manager shall use reasonable efforts to maintain "tail" coverage if necessary for any terminated "claims made" policy so as to apply to any of its acts or omissions which occur during the term of this Agreement until the expiration of any applicable statute of limitation but not to exceed seven (7) years. Manager shall use reasonable efforts to have Hospital named as an additional insured on Manager's insurance with respect to any claim or liability arising solely out of any act of omission by Manager, its employees, or contracted personnel.

                  (i) Until the expiration of four (4) years after the furnishing of any services to be provided under this Agreement make available, upon request, to the Secretary of Health and Human Services or to the Comptroller General of the United States of America, or their duly authorized representatives, this Agreement and books, documents and records which are necessary to certify the nature and extent of reimbursable costs under the Medicare laws.

                  (j) Comply with all applicable laws (including but not limited to 42 U.S.C. 1395 (nn) (b) or any similar law or regulation), regulations, medical staff bylaws, Hospital policies and procedures, Program policies and procedures and any applicable standards of care.

                  (k) Use reasonable efforts to resolve any issues regarding acceptability of Out-Patient

                           Program personnel to Hospital personnel and to Out-Patient Program patients which may arise with respect to any of Manager's employees or contracted personnel.

                  (l) Provide monthly written reports to Hospital regarding all aspects of the operation of the Out-Patient Program.

                  (m) Commit no act or omission which adversely affects the Hospital license with respect to the psychiatric chairs.

                  (n) Admit patients to the Out-Patient Program (including but not limited to Medicare and MediCal patients) only if the admission is ordered by a physician on the Hospital medical staff with admitting privileges.

         5.       REPRESENTATION AND WARRANTS OF HOSPITAL

                  Hospital hereby represents to Manager as follows:

                  (a) Hospital is owned by Triad HealthCare ("Triad)", a California, non-profit public benefit corporation duly organized and validly existing in good standing under the laws of the State of California with the power and authority to carry on the business in which it is engaged and to perform its obligations under this Agreement subject to obtaining the license described in subpart (n) of Section (3).

                  (b) The execution of this Agreement and the performance of the obligations of the Hospital hereunder will not result in any breach of any of the terms, conditions or provisions of any agreement or other instrument to which Hospital is a party or by which it may be bound or affected, or any governmental license, franchise, permit or other authorization possessed by the Hospital, nor will such execution and performance violate any Federal, State or local law, rule or regulation. The Hospital is accredited by the Joint Commission on accreditation of Healthcare Organizations.

                  (c) There is no litigation, administrative proceeding or investigation pending or threatened against Hospital (nor is the Hospital subject to any judgement, order, decree or regulation of any court or other governmental administrative agency) which would materially adversely affect the performance of Hospital's obligations hereunder (except as provided under section 6(d) as provided hereinafter).

                  (d) No Certificate of Need is required by Hospital from any state regulatory agency for the operation of the Out-Patient Program.

         6.       REPRESENTATIONS OF MANAGER

                  Manager hereby represents to Hospital as follows:

                  (a) Manager is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with the power and authority to carry on the business in which it is engaged and to perform its obligations under this Agreement.

                  (b) The execution of this Agreement and the performance of the obligations of the Manager hereunder will not result in any breach of any of the terms, conditions or provisions of any agreement or other instrument to which the Manager is a party or by which it may be bound or affected, or any governmental license, franchise, permit or other authorization possessed by the Manager, nor will such execution and performance violate any Federal, State or local law, rule or regulation.

                  (c) There is no litigation, administrative proceeding or investigation pending or threatened against Manager (nor is Manager subject to any judgement, order, decree or regulation of any court or other governmental administrative agency) which would materially adversely affect the performance of Manager's obligations hereunder.

                  (d) Manager hereby acknowledges that Triad has filed for a reorganization under Chapter 11 of the Federal Bankruptcy Act which matter is pending as of the date of this Agreement.

         7.       MANAGEMENT FEE

                  (a) With respect to the first three months that the program is in operation, the Hospital shall pay to Manager an initial service fee of seventy five dollars ($75.00) per patient day for each patient attending the Out-Patient Program. Manager will be paid its contractual fee forty five (45) days following the month for which services were performed. For example, the management fee for April, 1995 will be due on June 15, 1995.

                  (b) This payment of $75.00 per patient for the first three months is intended as a loan to bridge the time between the start of the program and the actual cash beginning to be collected. Therefore, the loan will bear interest at 10%. The loan will be repaid by reducing the amount to be paid to Manager monthly on the basis of actual cash collections until such time as the loan and interest are repaid. Until the loan is repaid, the split of cash collections will be 25% to Manager and 75% to Hospital with one third (1/3) of the Hospitals 75% to be applied to interest and principal of the loan.

                  (c) When the loan and interest have been repaid to the Hospital, the formula for paying Manager will revert to the normal intended split of cash collections of 50% to Manager and 50% to Hospital.

         8.       PAYMENT BY HOSPITAL

                  (a) On or before the fifth (5th) day of each calendar month, Manager will forward to Hospital an invoice for the fees payable by Hospital under this Section
                           7. If any amount so
                           invoiced is not paid on or prior to the end of the calendar month in which the invoice is sent, the outstanding balance shall bear simple interest from the date of said invoice at a rate of nine percent (9%) per annum until such amount shall be paid in full, but in no event will this percentage be greater than the maximum permitted by law. Any payments made thereafter and received by Manager shall be applied first to interest accrued but unpaid and then to the oldest unpaid invoice. In addition, the parties agree that a failure by Hospital to pay any such invoice by the twentieth (20th) day of the calendar month in which the invoice is sent shall be a material breach of this Agreement by written notice to Hospital delivered personally or deposited in the United States Mail, Certified or Registered, with postage prepaid and addressed to Hospital as indicated in
                           Section 10 hereof. If contract is terminated by Hospital, all management fees are due and payable prior to the effective date of termination and any such termination of this Agreement by Manager shall not affect Hospitals obligation to pay amounts due Manager under this Agreement, but no such payment shall affect the effectiveness of such termination.

         9.       CONFIDENTIAL AND PROPRIETARY INFORMATION

                  (a) Hospital agrees and acknowledges that Confidential Information is disclosed to it in confidence with the understanding that it constitutes business information developed by Manager. Hospital further agrees that it shall not use such Confidential Information for any purpose other than in connection with the Out-Patient Program. Hospital further agrees not to disclose such Confidential Information to any third party except as required by law or regulation or in order to serve the purposes of the Out-Patient Program or as permitted by written authorization of Manager.

                  (b) Manager hereby grants to Hospital for the term of this Agreement, a non-exclusive license to use the registered service marks of Manager when identifying the Out-Patient Program. These service marks are the exclusive property of Manager.

                  (c) Manager agrees not to disclose confidential information pertaining to the Hospital business or Out-Patient Program patients except as required by law or regulation or as permitted by written authorization of Hospital or the respective patient as the case may be.

         10.      RECRUITMENT OF EMPLOYEES AND AGENTS

                  (a) Hospital acknowledges that Manager has expended and will continue to expend substantial time, effort, and money to train its employees and contracted personnel in the operation of the Out-Patient Program. The employees and contracted personnel of Manager who will operate the Out- Patient Program at the Hospital will have access to and possess Confidential Information of Manager. Hospital, therefore, agrees that for the earlier of one (1) year after the cessation of the employment or agency relationship between the Manager and the employee or agent or one
                           (1) year after termination of this Agreement, it will not knowingly (and it will not induce any of its affiliates to) employ or solicit the employment of, or in any way retain the services of any employee, former employee, or contracted personnel or former agent of Manager if such individual has been employed or retained by Manager int he Out-Patient Program unless Manager gives Hospital prior written consent thereto or unless this Agreement is terminated by Hospital pursuant to paragraph (10) of this Agreement.

                  (b) Manager agrees that during the same respective period of time, it will not knowingly (and it will not induce any of its affiliates to) employ or solicit the employment of or in any way retain the services of any employee, former employee, or contracted personnel or former agent of Hospital without Hospital's prior written consent thereto.

         11.      TERMINATION

                  (a)      Termination by Manager:

                  (1) By written notice to Hospital, if Hospital should have a bankruptcy, reorganization or similar action filed by or against it, become insolvent, go into liquidation for any purpose except as provided under
                           Section 6(d) hereof.

                  (2) In the event Hospital has failed to comply with the terms of this Agreement in any material respect, including substantial completion of all refurbishing in the identified program space, Manager shall, in writing, notify all of the nature of the breach, and Hospital shall have thirty (30) days to cure such breach or else the Agreement will thereupon be terminated upon written notice to Hospital.

                  (3) By written notice to Hospital if Hospital fails to maintain its accreditation by the Joint Commission on Accreditation of Healthcare Organizations or any license granted to it by a regulatory agency without which the Out-Patient Program would be materially and adversely affected.

                  (4) By written notice to Hospital if Hospital fails to maintain professional and general liability insurance in the minimum amount of $5,000,000.

                  (b)      Termination by Hospital:

                  1. By written notice to Manager if Manager should have a bankruptcy, reorganization or similar action filed by or against it, become insolvent, or go into liquidation for any purpose.

                  2. In the event Manager has failed to comply with the terms of this Agreement in any material respect, Hospital shall, in writing, notify Manager of the nature of the breach, and Manager shall have thirty
                           (30) days to cure such breach or else the Agreement will thereupon be terminated upon written notice to Manager.

                  3. By written notice to Manager if Manager fails to provide professional and general liability insurance in the minimum amount of $5,000,000.

         12.      MISCELLANEOUS PROVISIONS

                  (a) Dispute Resolution: In the event that any controversy or dispute arises between the parties hereto with respect to this Agreement, the parties shall use their best efforts and due diligence to reach an agreement for the resolution of such controversy or dispute. In the event that the parties are unable to resolve any such controversy or dispute, any action or proceeding whether in law or in equity, to interpret or enforce the provision of this Agreement shall be determined and conducted by reference with respect to all issues, whether of fact or law, as provided in California Code of Civil Procedure ("C.C.P.") 638(1). The parties shall jointly select and appoint a person to act as referee. If the parties cannot agree on a person to act as referee, the court shall appoint a referee in accordance with C.C.P. 645. The prevailing party in any action or proceeding pursuant to this Section 11(a) shall be entitled to its costs and expenses (including reasonable attorney's fees) incurred in connection with the arbitration from the other party. The foregoing provisions of this Section 11(a) shall not be interpreted to restrict either party's right to pursue equitable relief from a court of competent jurisdiction at any time or to terminate this Agreement in accordance with the termination provisions hereof.

                  (b) Attorneys' Fees: If any legal action (including arbitration) is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs awarded against the other party in addition to any other relief to which that party may be entitled.

                  (c) Governing Law: The validity of this Agreement and of any of its terms or provisions, the interpretation of the rights and duties of the parties hereunder, and the construction of the terms or provisions hereof shall be governed in accordance with the laws of the State of California.

                  (d) Force Majeure: If either of the parties hereto is delayed or prevented from fulfilling any of its obligations under this Agreement by force majeure, said party shall not be liable for said delay or failure, "Force majeure" means any cause beyond the reasonable control of a party, including but not limited to an act of God, act or omission of civil military authorities, fire, strike, flood, riot, war, delay of transportation, or inability due to the aforementioned causes to obtain necessary labor, materials, or facilities.

                  (e) Severability: If any part of this Agreement is held to be void or unenforceable, such part will be treated as severable, leaving valid the remainder of this Agreement notwithstanding the part found void or unenforceable.

                  (f) Waiver: A waiver by either party of a breach or failure to perform shall not constitute a waiver of any provision hereof or of any other breach or failure whether or not similar. There shall be no waiver unless in writing signed by the party against whom the waiver is sought to be enforced.

                  (g) Binding Effect: This Agreement shall be binding on the successors, and assigns of the respective parties, provided, however, neither party may assign or otherwise transfer this Agreement or delegate obligations hereunder without the other's written consent.

                  (h) Complete Agreement: This Agreement constitutes the complete understanding of the parties and supersedes all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, and no other agreement, representation, statement, or promise relating to the subject matter of this Agreement which is not contained herein shall be valid or binding. There shall be no amendment unless in writing signed by both parties.

                  (i) No Agency or Partnership: The relationship between Manager and Hospital is that of independent contractors and nothing in the Agreement shall be deemed to create an agency, joint venture, partnership or similar relationship between the parties hereto. Neither party shall have the right to bid for the other or enter into any contract or commitment in the name of, or on behalf of the other.

                  (j) Notice: All notices hereunder shall be in writing, delivered personally or by U.S. Certified or Registered postal mails, postage prepaid, return receipt requested, and shall be deemed given when delivered personally or upon the earlier of actual receipt or five (5) days after deposit in said United States Mail, addressed as below with proper postage affixed, but each party may change his address by written notice in accordance with this Paragraph.

Hospital's Address:                 Sherman Oaks Hospital and Health Center

                                            4929 Van Nuys Blvd.

                                            Sherman Oaks, CA  91403



Manager's Address:                  OptimumCare Corporation

                                             30011 Ivy Glenn Drive, Suite 219

                                             Laguna Niguel, CA 92677-5018



IN WITNESS WHEREOF, this Agreement has been executed on APRIL 7, 1995, at Laguna Niguel, California.





Manager                                                   Hospital

OPTIMUMCARE CORPORATION                                    SHERMAN OAKS HOSPITAL
                                                      AND HEALTH CENTER

By:   EDWARD A. JOHNSON                          By:  DAVID LEVINSOHN
      -----------------                               ---------------
      President                                       Chief Executive Officer

                                    EXHIBIT A


                                STAFFING PATTERN
                                       FOR
                   OPTIMUMCARE PARTIAL HOSPITALIZATION PROGRAM
================================================================================


                  0-10 PATIENTS/DAY - (MONDAY - FRIDAY ONLY)
                  ------------------------------------------

                                                                        FTE
                                                                        ---
                  Psych R.N.                                            1.0
                  RD/Nutritionist                                       Per Diem
                  Unit Secretary                                        1.0

                  11-20 PATIENTS/DAY - (MONDAY - FRIDAY ONLY)
                  -------------------------------------------

                                                                        FTE
                                                                        ---

                  Psych R.N.                                            1.5
                  RD/Nutritionist                                       Per Diem
                  Mental Health Worker                                  1.0
                  Unit Secretary                                        1.0

                  21-30 PATIENTS/DAY - (MONDAY - FRIDAY ONLY)
                  -------------------------------------------

                                                                        FTE
                                                                        ---

                  Psych R.N.                                            2.0
                  RD/Nutritionist                                       Per Diem
                  Mental Health Worker                                  1.5
                  Unit Secretary                                        1.0

                  31-40 PATIENTS/DAY - (MONDAY - FRIDAY ONLY)
                  -------------------------------------------

                                                                        FTE
                                                                        ---

                  Psych R.N.                                            2.0

                  LVN                                                    .5

                  RD/Nutritionist                                       Per Diem
                  Mental Health Workers                                 2.0
                  Unit Secretary                                        1.0